METRIS REPORTS SECOND QUARTER NET LOSS OF $15.7 MILLION


         MINNETONKA, Minn. (July 24, 2003) - Metris Companies Inc. (NYSE: MXT) today reported a net loss for the quarter ended June 30, 2003 of $15.7 million, or $0.44 per share.

         "We continue to focus on improving credit quality and ensuring that we have adequate liquidity to operate the business," said David Wesselink, Metris chairman and chief executive officer. "Progress was made against both of these objectives during the second quarter."

         At June 30, 2003, consistent with its operating plan, the Company's owned credit card portfolio was $633 million, down from $846 million at December 31, 2002. Managed credit card loans at June 30, 2003 declined by approximately $1.3 billion from previous year-end to $10.1 billion. The decrease in managed portfolio balances was due to continued slower account growth, tighter underwriting standards and more stringent credit line management strategies.

         In the second quarter, Metris added more than 75,000 new credit card accounts, resulting in 3.0 million active accounts as of June 30, 2003.

         In the second quarter, the owned net charge-off rate was 25.4 percent, compared with 4.5 percent in the prior quarter and 19.6 percent for the second quarter 2002. The managed net charge-off rate for the second quarter was 19.1 percent, compared to 18.0 percent for the prior quarter and 14.9 percent for the second quarter 2002. On July 18, 2003, we sold a $29.1 million portfolio of revoked and delinquent assets. Those assets were written down to fair value and are reflected in "other assets" at June 30, 2003. Excluding the sale, the owned net charge-off rate would have been 9.7 percent and the managed net charge-off rate would have been 18.1 percent in the second quarter 2003. The Company continues to experience higher charge-off rates due to the weak economic environment, higher bankruptcies, a declining receivable base and the 2001 credit line increase program.

         The owned delinquency rate was 7.6 percent at June 30, 2003, compared to 8.2 percent at March 31, 2003, and 11.3 percent at June 30, 2002. The managed delinquency rate was 11.2 percent at June 30, 2003, compared to 11.5 percent at March 31, 2003, and 10.1 percent at June 30, 2002. Excluding the sale of revoked and delinquent assets, the owned delinquency rate would have been 11.7 percent and the managed delinquency rate would have been 11.5 percent at June 30, 2003.

         Since March 2003, the Company and Direct Merchants Bank have been operating under an Operating Agreement with the Office of the Comptroller of the Currency (OCC), which was filed as a Form 8-K. The OCC has requested and the Bank has agreed to eliminate federally-insured deposits at the Bank, or the risk thereof to the FDIC, by September 30, 2003. The Bank estimates that it will have approximately $565 million of insured deposits at September 30, 2003. The Bank estimates it will have approximately $375 million of unencumbered cash and approximately $500 million of available receivables at September 30, 2003 to meet this obligation. The Company and the Bank have received preliminary proposals from financing sources, and are working with their financial advisors to review those proposals to develop other options. These options may include the sale of certain assets to funding conduits or third parties.

         Metris Companies Inc. (NYSE: MXT) is one of the nation's leading providers of financial products and services. The Company issues credit cards through its wholly owned subsidiary, Direct Merchants Credit Card Bank, N.A. Through its enhancement services division, Metris also offers consumers a comprehensive array of value-added products, including credit protection and insurance, extended service plans and membership clubs. For more information, visit www.metriscompanies.com or www.directmerchantsbank.com.

         Certain information discussed in this press release may constitute forward-looking statements within the meaning of the Federal Securities law. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those factors are: higher default and bankruptcy rates of the Company's target market of moderate-income consumers; interest rate risks; risks associated with acquired portfolios; dependence on the securitization markets and other funding sources to fund our business, including the refinancing of existing indebtedness; reduced funding availability and increased funding costs; state and federal laws and regulations that limit the Company's business activities, product offerings and fees; privacy laws that could result in lower marketing revenue and penalties for non-compliance; and general economic conditions that can have a negative impact on the performance of loans and marketing of enhancement services. For further information on factors that could impact the Company, and statements contained herein, reference should be made to the Company's filings with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K.

Investor Relations                      Media Relations
Scott R. Fjellman                       Mike Smith
Senior Vice President                   Vice President
Phone: 952.358.4508                     Phone: 952.417.5759
Fax: 952.593.4733                       Fax: 952.417.5613

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
METRIS COMPANIES INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Dollars in thousands, except per-share data) (unaudited)
                                                                                             June 30,                  December 31,
                                                                                               2003                        2002
Assets
Cash and due from banks                                                                $        86,518             $        62,813
Federal funds sold                                                                              33,700                      88,000
Short-term investments                                                                         346,963                     429,419
                                                                                       ---------------             ---------------
Cash and cash equivalents                                                                      467,181                     580,232
                                                                                       ---------------             ---------------
Retained interests in loans securitized                                                      1,623,652                   1,736,912
Less: Valuation allowance                                                                      858,605                     986,517
                                                                                       ---------------             ---------------
Net retained interests in loans securitized                                                    765,047                     750,395
                                                                                       ---------------             ---------------
Credit card loans                                                                              632,913                     846,417
Less: Allowance for loan losses                                                                109,162                      90,315
                                                                                       ---------------             ---------------
Net credit card loans                                                                          523,751                     756,102
                                                                                       ---------------             ---------------
Property and equipment, net                                                                     51,510                      83,831
Purchased portfolio premium                                                                     51,584                      64,579
Other receivables due from credit card securitizations, net                                    281,233                     184,220
Other assets                                                                                   167,783                     174,987
                                                                                       ---------------             ---------------
     Total assets                                                                      $     2,308,089             $     2,594,346
                                                                                       ===============             ===============
Liabilities
Deposits                                                                               $       641,934             $       892,754
Debt                                                                                           383,237                     357,649
Accounts payable                                                                                49,996                      53,589
Deferred income                                                                                119,807                     159,267
Accrued expenses and other liabilities                                                          92,173                      72,062
                                                                                       ---------------             ---------------
     Total liabilities                                                                       1,287,147                   1,535,321
                                                                                       ---------------             ---------------
Stockholders' Equity
Convertible preferred stock-Series C, par value $.01 per share;
      10,000,000 shares authorized, 1,208,695 and 1,156,086 shares
      issued and outstanding, respectively                                                     450,239                     430,642
Common stock, par value $.01 per share;
      300,000,000 shares authorized, 64,853,877 and
      64,223,231 issued, respectively                                                              648                         642
Paid-in capital                                                                                230,241                     227,376
Unearned compensation                                                                             (292)                         --
Treasury stock - 7,055,300 shares                                                              (58,308)                    (58,308)
Retained earnings                                                                              398,414                     458,673
                                                                                       ---------------             ---------------
     Total stockholders' equity                                                              1,020,942                   1,059,025
                                                                                       ---------------             ---------------
     Total liabilities and stockholders' equity                                        $     2,308,089             $     2,594,346
                                                                                       ===============             ===============

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
METRIS COMPANIES INC. AND SUBSIDIARIES
Consolidated Statements of Income
(In thousands, except per-share data) (unaudited)

                                                                       Three Months Ended                   Six Months Ended
                                                                            June 30,                            June 30,
                                                                     2003              2002              2003              2002
Interest Income:
Credit card loans                                               $     29,713      $     66,324      $     59,620      $    154,850
Federal funds sold                                                       165               110               524               224
Other                                                                  1,556             2,359             3,451             3,563
                                                                ------------      ------------      ------------      ------------
Total interest income                                                 31,434            68,793            63,595           158,637
Deposit interest expense                                               9,597            18,335            20,505            41,988
Other interest expense                                                 9,120             8,620            17,553            17,132
                                                                ------------      ------------      ------------      ------------
Total interest expense                                                18,717            26,955            38,058            59,120
                                                                ------------      ------------      ------------      ------------
Net Interest Income                                                   12,717            41,838            25,537            99,517
Provision for loan losses                                             30,033            90,601            74,819           202,477
                                                                ------------      ------------      ------------      ------------
Net Interest Income (Expense) After Provision for Loan Losses        (17,316)          (48,763)          (49,282)         (102,960)
                                                                ------------      ------------      ------------      ------------

Other Operating Income:
Net securitization and credit card servicing income                   31,110            71,223            87,506           228,642
Credit card fees, interchange and other credit card income            20,146            32,759            41,903            93,759
Enhancement services revenues                                         84,954            95,649           178,638           190,645
                                                                ------------      ------------      ------------      ------------
                                                                     136,210           199,631           308,047           513,046
                                                                ------------      ------------      ------------      ------------

Other Operating Expense:
Credit card account and other product solicitation and                28,138            56,193            64,192            96,745
   marketing expenses
Employee compensation                                                 45,721            54,365            99,102           110,913
Data processing services and communications                           17,034            20,795            36,212            43,101
Enhancement services claims expense                                    8,087            15,917            21,109            27,124
Occupancy and equipment                                                8,924            12,291            18,537            25,088
Purchased portfolio premium amortization                               6,499             7,743            12,995            16,198
MasterCard/Visa assessment and fees                                    2,231             3,583             4,646             7,417
Credit card fraud losses                                               1,069             2,953             2,009             5,181
Asset impairments, lease write-offs and severance                      6,011             9,523            22,788             9,523
Other                                                                 18,866            26,161            38,505            42,622
                                                                ------------      ------------      ------------      ------------
                                                                     142,580           209,524           320,095           383,912
                                                                ------------      ------------      ------------      ------------

(Loss) Income Before Income Taxes                                    (23,686)          (58,656)          (61,330)           26,174
Income tax expense (benefit)                                          (7,982)          (22,282)          (20,668)           10,208
                                                                ------------      ------------      ------------      ------------
Net (Loss) Income                                                    (15,704)          (36,374)          (40,662)           15,966
Convertible preferred stock dividends-Series C                         9,908             9,394            19,597            18,582
                                                                ------------      ------------      ------------      ------------
Net (Loss) applicable to common shareholders                    $    (25,612)     $    (45,768)     $    (60,259)     $     (2,616)
                                                                ============      ============      ============      ============

Loss per share:
Basic                                                                  (0.44)            (0.74)            (1.05)            (0.04)
Diluted                                                                (0.44)            (0.74)            (1.05)            (0.04)

Shares used to compute loss  per share:
Basic                                                                 57,462            61,503            57,360            61,844
Diluted                                                               57,462            61,503            57,360            61,844
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
METRIS COMPANIES INC. AND SUBSIDIARIES
Financial & Statistical Summary
(In thousands, except per-share data) (unaudited)
                                                                                 Three Months Ended
                                                      June 30,       March 31,      December 31,   September 30,      June 30,
                                                        2003            2003            2002            2002            2002
Selected Operating Data (Owned Basis):
Credit card loans                                  $   632,913     $   686,285     $   846,417     $   765,489     $ 1,317,238
Delinquency ratio (over 30 days) (1)                       7.6%            8.2%            0.9%            6.2%           11.3%
Average credit card loans                          $   690,903     $   751,674     $   836,922     $   871,014     $ 1,737,626
Net charge-off ratio annualized (1)                       25.4%            4.5%           34.2%           38.4%           19.6%
Allowance for loan losses                          $   109,162     $   125,357     $    90,315     $   120,968     $   275,279
      as a percent of  credit card loans                  17.2%           18.3%           10.7%           15.8%           20.9%
      as a percent of 30-day plus delinquent
        receivables                                      226.2%          222.2%         1146.7%          255.6%          184.9%
Average interest-earning assets                    $ 1,192,956     $ 1,408,663     $ 1,451,620     $ 1,781,914     $ 2,243,490
Net interest margin                                        4.3%            3.7%            5.0%            1.8%            7.5%
Average assets                                     $ 2,463,972     $ 2,667,183     $ 2,806,740     $ 3,119,838     $ 3,468,206
Average total stockholder's equity                 $ 1,106,153     $ 1,046,219       1,090,985     $ 1,113,984     $ 1,159,002
Per-Share Statistics:
(Loss) earnings per share (diluted)                $     (0.44)    $     (0.61)    $     (1.02)    $     (0.19)    $     (0.74)
Book value per common share (period-end)(2)              10.85           11.11           11.53           12.11           11.97
Stock price (period-end)                                  5.55            2.35            2.47            2.31            8.31
Shares outstanding (period-end)                         57,799          57,704          57,168          58,074          60,936
Shares used to compute EPS (diluted)                    57,462          57,257          57,199          58,311          61,503

Enhancement Services Data:
Revenue:
Credit protection                                  $    46,148     $    50,976     $    55,362     $    57,730     $    59,859
Membership products                                     28,505          30,554          26,249          28,405          21,108
Warranty/other                                          10,301          12,154          12,176          13,482          14,682
                                                   -----------     -----------     -----------     -----------     -----------
Total revenue                                      $    84,954     $    93,684     $    93,787     $    99,617     $    95,649
                                                   ===========     ===========     ===========     ===========     ===========
Deferred revenue (period-end):
Credit protection                                  $    14,364     $    15,507     $    16,912     $    18,295     $    19,130
Membership products                                     85,327          99,519         114,184         118,833         128,852
Warranty/other                                          10,431          13,045          17,584          19,965          24,264
                                                   -----------     -----------     -----------     -----------     -----------
Total deferred revenue                             $   110,122     $   128,071     $   148,680     $   157,093     $   172,246
                                                   ===========     ===========     ===========     ===========     ===========
Deferred acquisition costs (period-end)            $    46,909     $    61,647     $    73,219     $    79,843     $    81,389
Total enrollments                                          310             519             917             921             733
Third-party enrollments                                    158             286             609             604             327
Active members (period-end)                              4,282           4,699           5,094           5,496           5,487

(1)Excluding the sale of $29.1 million of delinquent assets in July 2003, the owned delinquency ratio would have been 11.7 percent and the owned net charge-off ratio would have been 9.7 percent for the three months ended June
  30, 2003. Excluding the sale of $72.5 million of delinquent assets in December
  2002, the owned delinquency ratio would have been 8.7 percent and the owned net charge-off ratio would have been 5.8 percent for the three months ended
  December 31, 2002. Excluding the sale of $47 million of delinquent assets in September 2002, the owned delinquency ratio would have been 11.3 percent and the owned net charge-off ratio would have been 19.5 percent for the three months ended September 30, 2002.

(2) Book value is calculated assuming conversion of preferred stock.
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
METRIS COMPANIES INC. AND SUBSIDIARIES
Financial & Statistical Summary
(In thousands, except per-share data) (unaudited)

The following information is not in conformity with accounting principles generally accepted in the United States of America, however, we believe the information is relevant to understanding the overall financial condition and results of operations of the
Company.
                                                                                 Three Months Ended
                                                      June 30,       March 31,      December 31,   September 30,      June 30,
                                                        2003            2003            2002            2002            2002
Selected Operating Data (Managed Basis):
Period-end gross active accounts:
      Credit card loans                                     429             426             509             486             835
      Retained interests and investors'
        interests in loans securitized                    2,609           2,778           2,889           3,070           2,852
                                                   ------------    ------------    ------------    ------------    ------------
      Managed                                             3,038           3,204           3,398           3,556           3,687
                                                   ============    ============    ============    ============    ============
Period-end loans:
      Credit card loans                            $    632,913    $    686,285    $    846,417    $    765,489    $  1,317,238
      Retained interests and investors'
        interests in loans securitized                9,483,652       9,989,060      10,573,769      10,915,438      10,477,057
                                                   ------------    ------------    ------------    ------------    ------------
      Managed                                      $ 10,116,565    $ 10,675,345    $ 11,420,186    $ 11,680,927    $ 11,794,295
                                                   ============    ============    ============    ============    ============
Average loans:
      Credit card loans                            $    690,903    $    751,674    $    836,922    $    871,014    $  1,737,626
      Retained interests and investors'
        interests in loans securitized                9,771,210      10,405,396      10,759,665      10,995,629      10,163,087
                                                   ------------    ------------    ------------    ------------    ------------
      Managed                                      $ 10,462,113    $ 11,157,070    $ 11,596,587    $ 11,866,643    $ 11,900,713
                                                   ============    ============    ============    ============    ============
Delinquencies
      Credit card loans                            $     48,266    $     56,419    $      7,876    $     47,322    $    148,903
      Retained interests and investors'
        interests in loans securitized                1,084,241       1,170,536       1,252,073       1,201,849       1,047,236
                                                   ------------    ------------    ------------    ------------    ------------
      Managed                                      $  1,132,507    $1,226,955      $  1,259,949    $  1,249,171    $  1,196,139
                                                   ============    ============    ============    ============    ============
Delinquency ratio (over 30 days):
      Credit card loans                                     7.6%            8.2%            0.9%            6.2%           11.3%
      Retained interests and investors'
        interests in loans securitized                     11.4%           11.7%           11.8%           11.0%           10.0%
      Managed (1)                                          11.2%           11.5%           11.0%           10.7%           10.1%
Net charge-offs
      Credit card loans                            $     43,702    $      8,289    $     72,168    $     84,406    $     85,099
      Retained interests and investors'
        interests in loans securitized                  454,914         486,486         453,796         404,455         356,688
                                                   ------------    ------------    ------------    ------------    ------------
      Managed                                      $    498,616    $    494,775    $    525,964    $    488,861    $    441,787
                                                   ============    ============    ============    ============    ============
Net charge-off ratio annualized:
      Credit card loans                                    25.4%            4.5%           34.2%           38.4%           19.6%
      Retained interests and investors'
        interests in loans securitized                     18.7%           19.0%           16.7%           14.6%           14.1%
      Managed 1                                            19.1%           18.0%           18.0%           16.3%           14.9%
Average interest-earning assets
      Owned                                        $  1,192,956    $  1,408,663    $  1,451,620    $  1,781,914    $  2,243,490
      Retained interests and investors'
        interests in loans securitized                9,771,210      10,405,396      10,759,665      10,995,629      10,163,201
                                                   ------------    ------------    ------------    ------------    ------------
      Managed                                      $ 10,964,166    $ 11,814,059    $ 12,211,285    $ 12,777,543    $ 12,406,691
                                                   ============    ============    ============    ============    ============
Net interest income
      Owned                                        $     12,717    $     12,820    $     18,206    $      8,164    $     41,838
      Retained  interests and investors'
        interests in loans securitized                  378,324         408,427         437,924         446,172         387,036
                                                   ------------    ------------    ------------    ------------    ------------
      Managed                                      $    391,041    $    421,247    $    456,130    $    454,336    $    428,874
                                                   ============    ============    ============    ============    ============
Net interest margin
      Owned                                                 4.3%            3.7%            5.0%            1.8%            7.5%
      Retained  interests and investors'
        interests in loans securitized                     15.5%           15.9%           16.1%           16.1%           15.3%
      Managed                                              14.3%           14.5%           14.8%           14.1%           13.9%

(1) Excluding the sale of $29.1 million of delinquent assets in July 2003, the managed delinquency ratio would have been 11.5 percent and the managed net charge-off ratio would have been 18.1 percent for the three months ended June
  30, 2003. Excluding the sale of $72.5 million of delinquent assets in December
  2002, the managed delinquency ratio would have been 11.6 percent and the managed net charge-off ratio would have been 15.9 percent for the three months ended December 31, 2002. Excluding the sale of $47 million of delinquent assets in September 2002, the managed delinquency ratio would have been 11.0 percent and the managed net charge-off ratio would have been 15.0 percent for the three months ended September 30, 2002.

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